Exhibit 99.1

Allied Nevada Announces Director Election Results

of its 2013 Meeting of Shareholders

May 6, 2013 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX and NYSE MKT:ANV) is pleased to announce the director election results of its 2013 annual meeting of shareholders (the “Meeting”) held in Toronto on May 2, 2013. At the Meeting, all nominees listed in the Company’s Proxy Statement dated March 15, 2013, standing for election were elected as directors of the Company.(1)

The detailed results of the vote by ballot are as follows:

Proposed Director	Vote type	Voted	Voted (%)	0/S (%)

Robert M. Buchan	For	47,323,097	76.72	52.74
	Withheld	14,358,987	23.28	16.00
	Non Votes	7,017,081		7.82

John W. Ivany	For	55,033,336	89.22	61.33
	Withheld	6,648,748	10.78	7.41
	Non Votes	7,017,081		7.82

Cameron A. Mingay	For	45,061,780	73.05	50.22
	Withheld	16,620,304	26.95	18.52
	Non Votes	7,017,081		7.82

Terry M. Palmer	For	55,068,183	89.28	61.37
	Withheld	6,613,901	10.72	7.37
	Non Votes	7,017,081		7.82

Carl A. Pescio	For	56,656,973	91.85	63.14
	Withheld	5,025,111	8.15	5.60
	Non Votes	7,017,081		7.82

A. Murray Sinclair	For	32,679,911	52.98	36.42
	Withheld	29,002,173	47.02	32.32
	Non Votes	7,017,081		7.82

Robert G. Wardell	For	54,775,976	88.80	61.04
	Withheld	6,906,108	11.20	7.70
	Non Votes	7,017,081		7.82

(1)	As disclosed in the Company’s Form 8-K filing dated March 27, 2013, Mr. Scott Caldwell did not stand for election as a director of the Company, although he is listed as a nominee in the Company’s Proxy Statement.

The formal report on voting results with respect to all matters voted upon at the Meeting will be filed with Canadian and U.S. securities regulatory authorities shortly.

For further information on Allied Nevada, please contact:

Bob Buchan	Tracey Thom
Chairman, President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.